UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2026

MiniMed Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43183	33-3985981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18000 Devonshire St.

Northridge, CA 91325

(Address of principal executive offices) (Zip Code)

(763) 514-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value	MMED	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2026, Brett Wall, a class II director of the Board of Directors (the “Board”) of MiniMed Group, Inc. (“MiniMed”) and member of the Board’s Nominating and Corporate Governance Committee, notified the Board that he will resign from the Board effective July 3, 2026. His decision to resign is not the result of any disagreement with management or the Board related to MiniMed’s operations, policies, or practices. His decision to resign results from his departure as Executive Vice President and President, Neuroscience Portfolio, of Medtronic plc (“Medtronic”), the parent company of MiniMed, which nominated Mr. Wall as a member of the Board.

On May 18, 2026, Scott Cundy was appointed to serve as a director of the Board, effective July 3, 2026, to fill the vacancy resulting from Mr. Wall’s departure. Mr. Cundy will serve as class II director whose term expires at the 2027 annual meeting of stockholders and will be a member of the Board’s Nominating and Corporate Governance Committee.

Mr. Cundy currently serves as Senior Vice President and Chief Quality, Development, and Innovation Officer at Medtronic, leads the Global Quality, Product Development, and Innovation functions at Medtronic and is a member of the Medtronic Executive Committee. Mr. Cundy also oversees the Medtronic Engineering and Innovation Center. Prior to joining Medtronic in 2023, Mr. Cundy served as Vice President Quality, Regulatory, & Clinical Affairs Diagnostics and Life Sciences Platforms at Danaher Corporation. Mr. Cundy holds a B.S. in Industrial Engineering from Georgia Institute of Technology and an MBA from the University of Minnesota’s Carlson School of Management.

Mr. Cundy does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no arrangement or understanding pursuant to which he was selected as a director of the Board.

For so long as Medtronic is an affiliate of MiniMed, Mr. Cundy, as an employee of Medtronic, will receive no compensation for his service on the Board. Thereafter, Mr. Cundy’s compensation for service as a director will be consistent with the compensation paid to other non-employee directors of MiniMed as described in MiniMed’s Form 8-K filed with the Securities and Exchange Commission on March 9, 2026.

Item 9.01	Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MiniMed Group, Inc.

Date: May 18, 2026	By:	/s/ Bryan F. Kelly
	Name:	Bryan F. Kelly
	Title:	Senior Counsel, Securities & Corporate Governance, Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).